SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

Alcan Inc.
(Exact name of Registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

1-3677	Inapplicable
Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2
(Address of principal executive offices, including postal code)

(514) 848-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Restricted Share Unit Plan

On September 21, 2006, the Board of Directors of Alcan Inc. (“Alcan”), upon recommendation of the Human Resources Committee of the Board (“Committee”), approved a new long term compensation plan for executives, the Alcan Restricted Share Unit Plan (“RSU Plan”).

The RSU Plan provides the Committee with the authority to grant Restricted Share Units (“RSUs”) to eligible participants including employees of the Company or its subsidiaries. The RSUs will have a vesting period of no longer than three years. The Committee may establish performance conditions to the vesting; if no such conditions are included in a RSU award, the RSUs will become vested on the basis of time. The grant price of a RSU shall be the Fair Market Value (defined as the average of the closing prices of Alcan’s Common Shares on the New York Stock Exchange over the previous 21 trading days) on the date of the grant. The participants will also be credited additional RSUs in relation to the declaration of dividends on the Common Shares of the Company. The RSUs will be redeemed in cash at the end of the vesting period based on the Fair Market Value on that date multiplied by the number of RSUs held by the participant.

Canadian participants in the RSU Plan will be allowed to elect irrevocably to cancel some or all of the RSUs in exchange for the right to receive an equivalent amount of Deferred Share Units (“DSUs”) under the Executive Deferred Share Unit Plan (“EDSUP”) (see below) upon vesting together with further DSUs as a Company incentive to encourage these participants to commit to an equity-related investment in the Company. Participants in countries other than Canada will be allowed to irrevocably elect to cancel some or all of the RSUs in exchange for the right to receive an alternate equity-related investment in the Company together with a Company incentive to encourage participants to commit to such investment.

The form of the RSU award agreement provides for the grant of RSUs with a three-year time vesting period and provides that participants will be awarded an additional 20% of the RSU value in the form of a company incentive if a participant elects to exchange the RSUs into an equity-related investment (as described above).

Amendment to Executive Deferred Share Unit Plan

On September 21, 2006, the Board of Directors of Alcan, upon recommendation of the Committee, amended the EDSUP. Under the EDSUP, eligible executives based in Canada may elect to receive Deferred Share Units (“DSUs”) for their Executive Performance Award (i.e. annual bonus) and their Award under the Alcan Total Shareholder Return Performance Plan (“TSR Plan”) instead of a cash payment. The EDSUP was amended to allow eligible executives to receive DSUs instead of a cash payment related to RSUs at the end of their vesting period.

Amendment to Total Shareholder Return Performance Plan

On September 20, 2006, the Committee approved amendments to the TSR Plan which is a long-term incentive compensation plan for senior executives. The amendment to the TSR Plan included the following substantive changes:

•	changing of the comparator peer group from the Standard & Poor’s Industrial Composite Index to the Standard & Poor’s Materials Index;
•	changing the maximum payout from 300% to 250% of the Target Cash Award;
•	changing the number of days to calculate the Award from five trading days to 21 trading days before the grant for the calculation of the TSR performance;
•
adding the possibility to exchange the cash Award payment into an equity-related investment in the Company and receiving a Company incentive to encourage participants to commit to an equity-related investment in the Company; and

•	amending the form of Award Agreement to reflect the amendments described above and to establish that the Company incentive would represent 20% of the value of the Award exchanged by the participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ALCAN INC.

BY:	/s/ Roy Millington
Roy Millington Corporate Secretary

Date: September 26, 2006